UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2021

Better For You Wellness, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56262	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1349 East Broad Street Columbus, OH	43205
(address of principal executive offices)	(zip code)

+1 (614) 368-9898
(registrant’s telephone number, including area code)

Former Entity Name: Fast Track Solutions, Inc.
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

“We”, “Us”, and or “The Company” refer to Better For You Wellness, Inc., a Nevada Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On August 27, 2021, Montel Williams, Leslie G. Bumgarner, Joseph J. Watson, David H. Deming, and Dr. Nicola R. Finley, MD, were each appointed by our Board of Directors to serve as Independent Directors of the Company. The appointments of the Independent Directors are to be effective upon the 10th day after the mailing of the Company’s information statement on Schedule 14f-1 to the Company’s stockholders.

The Board evaluated Montel Williams’, Leslie G. Bumgarner’s, Joseph J. Watson’s, David H. Deming’s, and Dr. Nicola R. Finley, MD’s independence in accordance with the independence standards for directors set forth in Rule 5602(a)(2) of the Nasdaq Listing Rules, and affirmatively determined that each individual qualifies as an independent director.

With effective dates ranging from August 28, 2021 to August 31, 2021, depending upon the individual, we entered into Independent Director Agreements (each, an “Independent Director Agreement” and, collectively, the “Independent Director Agreements”) with each of Montel Williams, Leslie G. Bumgarner, Joseph J. Watson, David H. Deming, and Dr. Nicola R. Finley, MD, pursuant to which each director will serve two year terms, with the option to renew terms upon completion, and receive cash compensation in the amount of $1,000 per quarter, paid in equal distributions quarterly, 200,000 shares of common stock issued quarterly in 25,000 share distributions, and a non-qualified stock option to purchase up to 4,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share.

The foregoing summary is qualified in its entirety by the full text of the Independent Director Agreements, which are filed herewith as Exhibits 10.1, 10.2, and 10.3, 10.4, and 10.5 to this Current Report on Form 8-K (this “Report”) and are incorporated by reference herein.

Following the above actions, our Board of Directors are now comprised of the following individuals: Ian James, Stephen, Letourneau, Montel Williams, Leslie G. Bumgarner, Joseph J. Watson, David H. Deming, and Dr. Nicola R. Finley, MD.

The biographical information of Montel Williams, Leslie G. Bumgarner, Joseph J. Watson, David H. Deming, and Dr. Nicola R. Finley, MD is below:

Montel Williams

Mr. Williams, age 65, enlisted in the United States Marine Corps in 1974. Mr. Williams received a B.S. in Engineering from the United States Naval Academy in 1980, and served in the United States Navy in active duty until 1991, and as a reservist until 1996 when he retired at the rank of Lieutenant Commander. Mr. Williams’ awards include two Meritorious Service Medals, two Navy Commendation Medals, the National Defense Service Medal, the Navy Achievement Medal, two Navy Expeditionary Medals, the Armed Forces Expeditionary Medal and two Humanitarian Service Medals.

From 1991 to 2008 Mr. Williams hosted the nationally syndicated talk show for which he won an Emmy in 1996, The Montel Williams Show. In 2014, Mr. Williams became a Founder of Helius Medical Technologies, Inc., a neurotechnology company that focuses on developing, licensing, and acquiring non-invasive technologies for the treatment of symptoms caused by neurological disease or trauma. Mr. Williams was also the Founder of the Montel Williams MS Foundation, a 501(c)(3) organization devoted to researching Multiple Sclerosis and helping people suffering from Multiple Sclerosis. Since September 2017, Montel Williams has served as Founder & Co-President of Montel Williams Enterprises, Inc., an investment holding company, and since September 2013, Mr. Williams has served as Founder of Montel Media, Inc., a media production company.

There are no family relationships between Mr. Williams and any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Williams and any other person pursuant to which Mr. Williams was appointed as one of the Company’s directors and there are no related party transactions involving Mr. Williams that are reportable under Item 404(a) of Regulation S-K.

Leslie G. Bumgarner

Ms. Bumgarner, age 64, received a B.S. in Business Administration in 1979. Since October 1998, Leslie G. Bumgarner has served as President and Chief Executive Officer of Telhio Credit Union, a $1.3 billion financial cooperative serving Central and Southwest Ohio. Since December 2010, Ms. Bumgarner has served as a volunteer with Ronald McDonald House Charities of Central Ohio and currently serves as the Vice Chair of the Board of Trustees. Since January 2019, Ms. Bumgarner has served as a member of the Executive Committee of the Hamilton, Ohio Chamber of Commerce. Since September 2016, Ms. Bumgarner has served as Vice Chair of the Board of Cooperative Business Services, a commercial lending institution.

There are no family relationships between Ms. Bumgarner and any of the Company’s directors or executive officers. There is no arrangement or understanding between Ms. Bumgarner and any other person pursuant to which Ms. Bumgarner was appointed as one of the Company’s directors and there are no related party transactions involving Ms. Bumgarner that are reportable under Item 404(a) of Regulation S-K.

Joseph J. Watson

Mr. Watson, age 55, received a B.S. in Communications System Management from Ohio University in 1992, and received a Master's in Business Administration from Ohio University in 1999. Mr. Watson served in the United States Army from 1985 to 1987 and is also a National Guard veteran.

Since 2011, Joe Watson has served as President and Chief Executive Officer of Petland, Inc., a global pet products retailer with stores in eight countries. Mr. Watson began at Petland as Vice President of Operations in November 2005 and then served as Chief Operating Officer prior to becoming CEO.  Since July 2015, Mr. Watson was appointed by Ohio Gov. John Kasich, and confirmed by the Ohio Senate as a member of the Board of Trustees of Shawnee State University. Since January 2020, Mr. Watson has served as the Chairman of the Board of Trustees of Adena Health System, a medical services provider with four hospitals and six regional clinics in Ohio.

There are no family relationships between Mr. Watson and any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Watson and any other person pursuant to which Mr. Watson was appointed as one of the Company’s directors and there are no related party transactions involving Mr. Watson that are reportable under Item 404(a) of Regulation S-K.

David H. Deming

Mr. Deming, age 68, received a B.A. in Economics from Hobart College in 1975. Mr. Deming started his career at J.P. Morgan in 1976 and was a Managing Director in charge of the Global Healthcare Investment Banking Group from 1991 to 2003.

From April 2013 to March 2018, Mr. Deming served as Managing Partner at TAG Healthcare Advisors LLC, a boutique investment advisory firm. From April 2015 to August 2018, Mr. Deming served as a director of Sorrento Therapeutics Inc., a clinical stage and commercial-stage biopharmaceutical company that develops therapies for cancer, autoimmune, inflammatory, viral, and neurodegenerative diseases. Since March 2018, David H. Deming has served as Partner and Chief Operating Officer of ID Fund LLC, an investor-directed firm for accredited investors.

There are no family relationships between Mr. Deming and any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Deming and any other person pursuant to which Mr. Deming was appointed as one of the Company’s directors and there are no related party transactions involving Mr. Deming that are reportable under Item 404(a) of Regulation S-K.

Dr. Nicola R. Finley, MD

Dr. Finley, age 48, received a B.A. in Educational Studies from Brown University in 1994, and received a M.D. from the George Washington University School of Medicine in 1998. Dr. Finley is a board-certified internal medicine physician, and has had her research published in the American Journal of Lifestyle Medicine and Current Sexual Health Reports. Dr. Finley authored Function: A multidimensional view for the International Council on Active Aging®, and wrote the chapter on “Women’s Sleep” in Integrative Sleep Medicine published by Weil Integrative Medicine Library.

Since October 2014, Dr. Nicola R. Finley has served as Adjunct Faculty in the Health Promotion Sciences Division at the Mel and Enid Zuckerman College of Public Health at the University of Arizona, where she lectures to undergraduate, graduate and medical students, and presents to staff and faculty on the topic of personal wellness. Since February 2021, Dr. Finley has served as an Advisory Board Member of the Global Wellness Summit, an organization that gathers leaders and visionaries in the wellness industry. Since May 2021, Dr. Finley has served as an Advisory Council Member at Luma Wealth, a wealth management firm that focuses on advising women and their families. Since August 2020, Dr. Finley has served as a Community Advisory Board Member of Arizona Public Media, a Southern Arizona-based non-profit public media service providing television and radio content including NPR and PBS to the area.

There are no family relationships between Dr. Finley and any of the Company’s directors or executive officers. There is no arrangement or understanding between Dr. Finley and any other person pursuant to which Dr. Finley was appointed as one of the Company’s directors and there are no related party transactions involving Dr. Finley that are reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On September 2, 2021, we issued a press release relating to the aforementioned appointments of our Independent Directors. A copy of the Company’s press release announcing these appointments is furnished as Exhibit 99.1 to this Report.

The information in this Item 7.01, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Currently, as of the filing date of this report, the Company is still pending a FINRA corporate action to effectuate a name change from Fast Track Solutions, Inc. to Better For You Wellness, Inc., and to change our ticker symbol.

The legal date of our name change, August 18, 2021, may differ from the market release date when posted on FINRA’s daily list. An 8-K will be filed with the Commission after completion of our corporate actions that will detail the new CUSIP number for our common stock and ticker symbol.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

NUMBER	EXHIBIT

10.1	Independent Director Agreement, dated August 31, 2021, by and between the Company and Montel Williams.
10.2	Independent Director Agreement, dated August 29, 2021, by and between the Company and Leslie G. Bumgarner.
10.3	Independent Director Agreement, dated August 29, 2021, by and between the Company and Joseph J. Watson.
10.4	Independent Director Agreement, dated August 28, 2021, by and between the Company and David H. Deming.
10.5	Independent Director Agreement, dated August 29, 2021, by and between the Company and Dr. Nicola R. Finley, MD.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Better For You Wellness, Inc.

Dated: September 2, 2021	/s/ Ian James
Ian James Chief Executive Officer